As filed with the Securities and Exchange Commission on July 17, 2012
                                                     Registration No. 333-181068
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     POST-EFFECTIVE AMENDMENT 2 TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           DOMARK INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                               20-4647578
(State or Other Jurisdiction of                               (IRS Employer
 Incorporation or Organization)                           Identification Number)

                       254 S Ronald Reagan Blvd, Ste. 134
                               Longwood, FL 32750
              (Address of Principal Executive Office and Zip Code)

             2012 Stock Plan for Directors, Officers and Consultants
                            (Full Title of the Plan)

                                 Brendt Strasler
                           Domark International, Inc.
                       254 S Ronald Reagan Blvd, Ste. 134
                               Longwood, FL 32750
                                 (321) 250-4996
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                                EXPLANATORY NOTE

On May 29, 2012, Domark International, Inc. ("DoMark") mistakenly filed Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 filed on May 1, 2012. The Post-Effective Amendment purported to register an additional 1,000,000 shares of common stock of DoMark. DoMark is filing this Post-effective Amendment No. 2 to withdraw the 1,000,000 shares reflected in its Post-Effective Amendment No. 1. DoMark will file a new Form S-8 to register the 1,000,000 shares of DoMark common stock that were purported to be covered by Post-Effective Amendment No. 1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment on Form S-8 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized on July 17, 2012.


/s/ Brent Strasler
----------------------------------
Brent Strasler
President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Brent Strasler
----------------------------------
Brent Strasler
President and Director


/s/ Andrew Ritchie
----------------------------------
Andrew Ritchie
Chief Executive Officer

July 17, 2012